SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-01474
SERIES NO.: 1


74U.     1.   Number of shares outstanding
              Class A                         971
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                         173
              Class C                         630
              Class K                         980
              Investor Class              150,241
              Institutional Class             299

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 16.20
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 15.85
              Class C                     $ 15.54
              Class K                     $ 16.04
              Investor Class              $ 16.19
              Institutional Class         $ 16.49